UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 19, 2015

PartnerRe Ltd.
(Exact Name of Registrant as Specified in Charter)

Bermuda
(State or Other Jurisdiction of Incorporation)

001-14536		Not Applicable
(Commission File Number)		(IRS Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke, Bermuda		HM 08
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 292-0888
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07        Submission of Matters to a Vote of Security Holders

On November 19, 2015 a Special General Meeting of shareholders of PartnerRe Ltd. (the “Company”) was held. The following matters were submitted to a vote of the shareholders as more particularly described within the Company’s definitive proxy statement dated September 24, 2015.

Proposal 1 – To approve amending the PartnerRe bye-laws by inserting in Bye-law 45 "AND MERGERS" in the title and after amalgamation the words "or merger".

The voting results were as follows:

For	Against	Abstain
33,617,819	52,775	1,141,626

Proposal 2 – To approve and adopt the merger agreement, the statutory merger agreement required in accordance with Section 105 of the Companies Act and the merger.

The voting results were as follows:

For	Against	Abstain
50,511,496	285,392	1,630,272

Proposal 3 – on an advisory (nonbinding) basis, to approve the compensation that may be paid or become payable to PArtnerRe's named executive officers in connection with the merger.

The voting results were as follows:

For	Against	Abstain
14,237,655	19,345,156	1,229,409

Proposal 4 – To approve an adjournment of the special general meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are insufficient votes to approve the merger proposal at the special general meeting.

The voting results were as follows:

For	Against	Abstain
48,195,027	2,633,309	1,598,824

Item 8.01        Other Events

On November 19, 2015 PartnerRe Ltd. (the “Company”) announced that its shareholders approved the proposed acquisition of the Company by EXOR, and all related transactions, at a Special General Meeting of shareholders held on November 19, 2015.

The Company also announced that its Board of Directors declared a special dividend of $3.00 per share payable to the relevant holders of its common shareholders. The payment of this dividend is conditional and contingent upon the consummation of EXOR's acquisition of the Company.

Item 9.01        Financial Statements and Exhibits

(d) Exhibits

Exhibit No	Description
99.1	Press Release dated November 19, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PartnerRe Ltd. (Registrant)
Date:	November 23, 2015	By:	/s/ Marc Wetherhill
			Name:	Marc Wetherhill
			Title:	Chief Legal Counsel

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated November 19, 2015